UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 2, 2010

Dominion Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia		23219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The Securities and Exchange Commission (SEC) has a 100 megabyte limitation on the size of EDGAR filings. The attached agreements, together with exhibits and schedules, which were intended to be filed with Dominion Resources, Inc.’s Quarterly Report on Form 10-Q, for the period ended June 30, 2010 (Form 10-Q), would have caused our Form 10-Q submission to exceed 100 megabytes and therefore had to be split into separate filings on Form 8-K in order to transmit all the information to the SEC. This Form 8-K is filed solely to submit the exhibit documents that are incorporated by reference in the Form 10-Q as Exhibits 10.5 and 10.6.

Item 8.01	Other Events.

In response to a request from the SEC, Dominion has committed to file with its next periodic report the entire agreement together with all exhibits and schedules, for certain of the material contracts listed in the Exhibit Index of Dominion’s Annual Report on Form 10-K for the period ending December 31, 2009. As referenced in the Explanatory Note, because of size limitations imposed by the SEC on EDGAR filings, the agreements attached hereto as exhibits are being filed in their entirety with this Form 8-K in order for Dominion to satisfy such commitment by incorporating these agreements by reference into its Form 10-Q. Each of such agreements relates to the sale by Dominion, through certain of its wholly-owned subsidiaries, of certain of its oil and gas exploration and production assets and has been previously filed with the SEC; however certain of the exhibits and schedules relating thereto had been inadvertently omitted.

Item 9.01	Financial Statements and Exhibits.

Exhibits:

99.1	Offshore Package Purchase Agreement dated April 27, 2007 between Dominion Exploration & Production, Inc. and Eni Petroleum Co. Inc.

99.2	Alabama/Michigan/Permian Package Purchase Agreement dated as of June 1, 2007 between Dominion Resources, Inc., through certain of its wholly owned subsidiaries, and L O & G Acquisition Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Steven A. Rogers
Steven A. Rogers
Senior Vice President and Chief Administrative Officer

Date: August 2, 2010